                                                                    Exhibit 21.1

                                                    State or Jurisdiction    Type of
Subsidiary or Partnership                              of Incorporation     Interest        %Owned                 Owned By
-------------------------                           ---------------------   --------        ------                 --------
                                                                               `
Chicago Miniature Optoelectronic                        Delaware               C             100%                  SLI, Inc.
    Technologies, Inc. ("CMOT")
Chicago Miniature Lamp (Canada) Inc.                    Ontario                C             100                   CMOT
IDI Internacional S.A.                                  Costa Rica             C             100                   CMOT
Chicago Miniature Lamp - Sylvania                       Delaware               C             100                   SLI
    Lighting International, Inc. ("CML-SLI")
SLI Lighting Products, Inc. ("SLP")                     Delaware               C             100                   SLI
SLI Lighting Solutions, Inc.                            North Carolina         C             100                   SLI
SLI Lighting Company                                    Delaware               C             100                   SLP
CML Air, Inc.                                           New Hampshire          C             100                   SLI
Electro-Mag International, Inc.                         Delaware               C             100                   SLI
Alba Speziallampen Holding GmbH                         Germany                LLC           100                   SLI
Chicago Miniature Lamp - Sylvania I                     The Netherlands        C             100                   CML-SLI
    B.V. ("BVI")
Chicago Miniature Lamp - Sylvania II                    The Netherlands        C             100                   BVI
    B.V. ("BVII")
Sylvania Lighting International B.V.                    The Netherlands        C             100                   BVII
    ("SLI-BV")
Flowil International (Holding) B.V.                     The Netherlands        C             100                   SLI-BV
Badalex Limited                                         United Kingdom         C             100                   BVII

*C=Corporation, LLC=Limited Liability Company, LP=Limited Partnership Interest, GP=General Partnership Interest